SECTION 1350 CERTIFICATION OF
PRINCIPAL FINANCIAL OFFICER

 In connection with this Quarterly Report of Compliance Systems Corporation on Form 10-Q for the period ending September 30, 2010, as filed with the United States Securities and Exchange Commission on the date hereof, I, Barry M. Brookstein, Chief Financial Officer (Principal Financial Officer) of Compliance Systems Corporation, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Such Quarterly Report on Form 10-Q for the period ending September 30, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in such Quarterly Report on Form 10-Q for the period ending September 30, 2010, fairly presents, in all material respects, the financial condition and results of operations of Compliance Systems Corporation.

Date: November 15, 2010	/s/ Barry M. Brookstein
Barry M. Brookstein
Chief Financial Officer (Principal Financial Officer)